Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Silicon Storage Technology, Inc, of our report dated March 14, 2008 relating to the financial statements of Advanced Chip Engineering Technology Inc. for the year ended December 31, 2007, which appears in Silicon Storage Technology, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ PRICEWATERHOUSECOOPERS

Hsinchu, Taiwan
Republic of China
July 3, 2008